                                                                                                As filed on ______________ –Registration No. __________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

____________________________

Pharmasset, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	98-0406340
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

303-A College Road East

Princeton, New Jersey 08540

(609) 613-4100

(Address and phone number of principal executive offices, including zip code)

_____________________________

Pharmasset, Inc. 1998 Stock Plan (as amended in 2006)

Pharmasset, Inc. 2007 Equity Incentive Plan

(Full title of the plans)

P. Schaefer Price

President and Chief Executive Officer

Pharmasset, Inc.

303-A College Road East

Princeton, New Jersey 08540

(609) 613-4100

(Name, address and telephone number of agent for service)

_________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common	201,485	(2)	$8.92	(5)	$1,797,246.20	(5)	$55.18
Stock, par value	1,169,705	(3)	$8.92	(6)	$10,433,768.60	(6)	$320.32
$0.001 per share	2,517,681	(4)	$3.86	(7)	$9,718,248,66	(7)	$298.35

TOTAL	3,888,871		$7.23		$21,949,263.46		$673.85

______________________

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall cover any additional shares of Pharmasset, Inc.’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) that become issuable under the Pharmasset, Inc. 1998 Stock Plan (as amended in 2006) (the “1998 Plan”) and the Pharmasset Inc. 2007 Equity Incentive Plan (the “2007 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of Common Stock.

(2)	Represents 201,485 shares of Common Stock available for future issuance pursuant to the 1998 Plan.

(3)	Represents 1,169,705 shares of Common Stock available for future issuance pursuant to 2007 Plan.
(4)	Represents 2,517,681 shares of Common Stock available for future issuance upon the exercise of currently outstanding options granted under the 1998 Plan.
(5)

Pursuant to Rule 457(c) and 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Offer Price as to the 201,485 shares of Common Stock registered with respect to shares sold under the 1998 Plan are based on the average of the high and low prices of the Registrant’s Common Stock reported on the NASDAQ Global Market on May 1, 2007 and is estimated solely for the purpose of calculating the registration fee.

(6)

Pursuant to Rule 457(c) and 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Offer Price as to the 1,169,705 shares of Common Stock registered with respect to shares sold under the 2007 Plan are based on the average of the high and low prices of the Registrant’s Common Stock reported on the NASDAQ Global Market on May 1, 2007 and is estimated solely for the purpose of calculating the registration fee.

(7)

Pursuant to Rules 457(c) and 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price as to the 2,517,681 shares of Common Stock available for future issuance upon the exercise of currently outstanding options granted under the 1998 Plan are based on the per share weighted average exercise price of the options. The per share weighted average exercise price for the stock options granted under the 1998 Plan is $3.86.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.            Plan Information.*

Item 2.            Registrant Information and Employee Plan Annual Information.*

____________

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by Pharmasset, Inc. (the “Registrant”) are incorporated herein by reference into this Registration Statement:

(a)           The Registrant’s Form S-1, first filed on May 8, 2006, as subsequently amended on January 17, 2007, March 2, 2007, March 22, 2007, April 6, 2007, April 24, 2007 and April 26, 2007.

(b)           The description of the Registrant’s Common Shares under the heading “Description of Capital Stock” contained in the Registration Statement on Form S-1 (Registration No. 333-133907) as originally filed by the Registrant with the Commission under the Securities Act on May 8, 2006 and amended on January 17, 2007, March 2, 2007, March 22, 2007, April 6, 2007, April 24, 2007 and April 26, 2007.

(c)           In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.            Description of Securities.

Not Applicable.

Item 5.            Interests of Named Experts and Counsel.

Not applicable.

Item 6.            Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The Registrant’s bylaws provide that it will indemnify the Registrant’s directors and officers to the fullest extent permitted by law, including if he or she is serving as a director, officer, employee or agent of another company at the Registrant’s request. The Registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of indemnified parties. The bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to the Registrant, regardless of whether the bylaws permit indemnification, and the Registrant has obtained insurance policies of this type that cover our directors and officers.

The Registrant has entered into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the bylaws. The Registrant expects that these agreements, among other things, will provide that it will indemnify the Registrant’s directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as a director or executive officer, or any subsidiaries or any other company or enterprise to which the person provides services at the Registrant’s request.

Item 7.            Exemption from Registration Claimed.

Not Applicable.

Item 8.            Exhibits.

See Exhibit Index.

Item 9.            Undertakings.

(a)      The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)         to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, New Jersey, on this 4th day of May, 2007.

PHARMASSET, INC.

By:	/s/ Kurt Leutzinger
Name:	Kurt Leutzinger
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bryce Roberts, Associate Director, Legal Affairs, and Kurt Leutzinger, Chief Financial Officer and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 4th of May, 2007.

Signature	Title

/s/ P. Schaefer Price
P. Schaefer Price	President and Chief Executive Officer, Director

/s/ Kurt Leutzinger
Kurt Leutzinger	Chief Financial Officer

/s/ G. Steven Burrill
G. Steven Burrill	Chairman of the Board of Directors

/s/ William J. Carney
William J. Carney, Esq.	Director

/s/ Ansbert S. Gädicke
Ansbert S. Gädicke, M.D.	Director

/s/ Alexandra Goll
Alexandra Goll, Ph.D.	Director

/s/ Elliot F. Hahn
Elliot F. Hahn, Ph.D.	Director

/s/ Michael K. Inouye
Michael K. Inouye	Director

/s/ Fredric D. Price
Fredric D. Price	Director

/s/ Robert F. Williamson III
Robert F. Williamson III	Director

Exhibit Index

Exhibit No.	Description of Document
4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1/A filed on April 24, 2007).
4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Form S-1/A filed on April 24, 2007).
4.3

Second Amended and Restated Stockholders’ Agreement, dated as of August 4, 2004, among the Registrant and the parties named in Schedule A thereto Registrant (incorporated by reference to Exhibit 4.5 to the Registrant’s Form S-1 filed on May 8, 2006).

4.4

First Amendment and Joinder to Second Amended and Restated Stockholders’ Agreement dated as of October 26, 2004, among the Registrant, Hoffmann-La Roche Inc. and the signatories thereto Registrant (incorporated by reference to Exhibit 4.6 to the Registrant’s Form S-1 filed on May 8, 2006).

4.5

Waiver Agreement and Second Amendment to Second Amended and Restated Stockholders’ Agreement, dated as of February 14, 2006, among the Registrant and the signatories thereto (incorporated by reference to Exhibit 4.7 to the Registrant’s Form S-1 filed on May 8, 2006).

4.6

Joinder to the Second Amended and Restated Stockholders’ Agreement, dated as of February 14, 2006, among the Registrant, RFS Partners, L.P. and Raymond F. Schinazi Registrant (incorporated by reference to Exhibit 4.8 to the Registrant’s Form S-1 filed on May 8, 2006).

4.7

Joinder to the Second Amended and Restated Stockholders’ Agreement, dated as of February 14, 2006, among the Registrant, the Raymond F. Schinazi 2005 Qualified Annuity Trust and Raymond F. Schinazi Registrant (incorporated by reference to Exhibit 4.9 to the Registrant’s Form S-1 filed on May 8, 2006).

4.8	Third Amendment to Second Amended and Restated Stockholders’ Agreement, dated as of July 1, 2006 (incorporated by reference to Exhibit 4.11 to the Registrant’s Form S-1/A filed on March 2, 2007).
4.9

Stock Purchase Agreement and Letter of Intent, dated December 11, 1999, between Pharmasset, Ltd. and Samchully Pharmaceutical Co., Ltd. (incorporated by reference to Exhibit 4.10 to the Registrant’s Form S-1 filed on May 8, 2006).

4.10	Wavier and Fourth Amendment to the Second Amended and Restated Stockholders’ Agreement] (incorporated by reference to Exhibit 4.14 to the Registrant’s Form S-1/A filed on April 24, 2007).
4.11	Pharmasset, Ltd. 1998 Stock Plan, as amended (incorporated by reference to Exhibit 4.4 to the Registrant’s Form S-1/A filed on March 2, 2007).
4.12	Form of 2007 Equity Incentive Plan (incorporated by reference to Exhibit 4.12 to the Registrant’s Form S-1/A filed on March 2, 2007).
5.1*	Opinion of Bryce Roberts, Esq., Associate Director, Legal Affairs of the Registrant, regarding the legality of the securities being registered.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Deloitte & Touche LLP.
23.3	Consent of Bryce Roberts, Esq., Associate Director, Legal Affairs of the Registrant (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

__________________

*	Filed herewith.